EXHIBIT 10.28

           AMENDMENT NO. 1 TO EXCESS OF LOSS REINSURANCE AGREEMENT


                AMENDMENT NO. 1 dated as of [ ] by and between XL FINANCIAL ASSURANCE LTD., a company incorporated under the laws of Bermuda (hereinafter referred to as "Ceding Company") and XL INSURANCE (BERMUDA) LTD, a company incorporated under the laws of Bermuda, (hereinafter referred to as "Reinsurer");

                WHEREAS, the Ceding Company and the Reinsurer entered into an excess of loss reinsurance agreement effective October 1, 2001 ("XOL Agreement") attached hereto as Exhibit A pursuant to which the Reinsurer agrees to indemnify the Ceding Company for Losses paid, in an amount equal to the Liability Amount for the first Determination Date and the XLI Incremental Liability Payment for each Determination Date thereafter, in accordance with Article III thereof; PROVIDED, HOWEVER, that the Reinsurer's aggregate indemnification obligations under the XOL Agreement shall not exceed the Aggregate Limit of Liability;

                WHEREAS, the Reinsurer and the Ceding Company entered into a letter agreement dated November 9, 2004 attached hereto as Exhibit B pursuant to which the parties agreed to amend the definition of the Annual Reinsurance Premium set forth in Article I, paragraph (B) thereto to reflect such amount as would be payable by the Ceding Company to the Reinsurer if the XOL Agreement were entered into with a third-party on an arm's-length basis and to use the parties' best efforts to obtain the consent of Moody's to such amendment as required by Article XX of the XOL Agreement; and

                WHEREAS, the Ceding Company and the Reinsurer wish to amend the XOL Agreement to amend the definition of Annual Reinsurance Premium and certain other provisions.

                Section 1. DEFINITIONS. Except as otherwise defined in this Amendment No. 1, terms defined in the XOL Agreement are used herein as defined therein.

                Section 2. AMENDMENTS. the XOL Agreement is hereby amended as follows:

                2.01. References in the XOL Agreement (including references to the XOL Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the XOL Agreement as amended hereby.

                2.02. Article I(B) is hereby amended and restated in its entirety as follows:

        ""Annual Reinsurance Premium" shall mean the sum of $500,000 subject to adjustment as provided for in Section 6.4."

                2.03. A new Section 5.3 is hereby added to Article V (Termination) to provide in its entirety as follows:

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        "5.3 Either party may terminate this Agreement at 12:01 am Eastern
        Standard Time on any anniversary date of the Effective Date of this Agreement by giving the other party and Moody's notice of such termination in accordance with Article XIX hereof at least ninety (90) days prior to such termination date."

                2.04. A new Section 5.4 of hereby added to Article V (Termination) to provide in its entirety as follows:

        "5.4 Notwithstanding the foregoing, the Reinsurer shall have the right to terminate this Agreement at any time upon not less than ___ days prior written or electronic notice to the Ceding Company upon the occurrence of either one or both of the following events:

        (i)     a "Ceding Company Change in Control" (as defined below), and

        (ii) a downgrade of the Ceding Company's Standard & Poor's financial strength rating below AA or a downgrade of the Ceding Company's Moody's financial strength rating below Aa2.

For the purposes of this Agreement, a "Ceding Company Change in Control" will be deemed to occur in the event that (i) the ownership in Security Capital Assurance Ltd ("SCA"), by the Reinsurer or by the Reinsurer and its affiliates falls below thirty-five percent (35%) or (ii) SCA's direct or indirect ownership interest in the issued and outstanding shares of voting securities of the Ceding Company falls below ninety-five percent (95%)."

                2.05. The second sentence of Section 6.3 is hereby deleted and restated in its entirety as follows:

        "The amount of such Annual Reinsurance Premium reimbursable hereunder shall be calculated by multiplying the then current Annual Reinsurance Premium, as may be amended from time to time pursuant to Section 6.4 hereof, by a fraction, the numerator of which is 365 minus the number of days from the most recent anniversary of the Effective Date (or, if the Termination Date occurs prior to the first anniversary of the Effective Date, since the Effective Date) to the Termination Date, and the denominator of which is 365."

                2.06. A new Section 6.4 is hereby added to Article VI (Premium; Accounts) to provide in its entirety as follows:

        "6.4 On an annual basis, effective as of any anniversary date of the Effective Date of this Agreement, the Reinsurer may adjust the Annual Reinsurance Premium for the succeeding twelve month period. The Reinsurer shall give the Ceding Company notice of such adjustment in accordance with Article XIX hereof at least one hundred twenty (120) days prior to the anniversary date of the Effective Date of this Agreement at which such premium adjustment shall become effective.[ The Reinsurer, if requested by the Ceding Company, shall provide the Ceding Company with support for its calculation of any adjustment to the Reinsurance Premium and shall discuss such calculation with the Ceding Company.]"

                                      -2-
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                Section 3. CONDITIONS PRECEDENT. The amendment to the XOL
Agreement set forth in Section 2 above shall become effective, as of the date hereof, upon the satisfaction of the following condition precedent:

                3.01. MOODY'S CONSENT. Pursuant to Article XX of the XOL Agreement and with respect to this Amendment No. 1, the parties shall have obtained the prior written consent of Moody's.

                3.02. EXECUTION. This Amendment No. 1 shall have been executed and delivered by each of the Ceding Company and the Reinsurer.

                Section 4. MISCELLANEOUS. Except as herein provided, the XOL Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of Bermuda.

                                      -3-
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The parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.


SIGNED for and on behalf of
XL INSURANCE (BERMUDA) LTD

By:
Name:
Title:



SIGNED for and on behalf of
XL FINANCIAL ASSURANCE LTD.

By:
Name:
Title:

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                                    EXHIBIT A

                      EXCESS OF LOSS REINSURANCE AGREEMENT




















                                    Exh. A-1
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                                    EXHIBIT B

                                LETTER AGREEMENT

































                                    Exh. B-1